UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 6, 2009

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, SemGroup, L.P. (the “Private Company”) and certain of its subsidiaries filed voluntary petitions (the “Bankruptcy Filings”) for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 08-11547-BLS, on July 22, 2008.  None of SemGroup Energy Partners, L.P. (the “Partnership”), its general partner, the subsidiaries of the Partnership nor the subsidiaries of the general partner were party to the Bankruptcy Filings.  However, the Partnership and its subsidiaries are party to various agreements with the Private Company and its subsidiaries, including subsidiaries that are debtors in the Bankruptcy Filings.  Under a Terminalling and Storage Agreement (the “Terminalling Agreement”), the Partnership provides certain liquid asphalt cement terminalling and storage services to a subsidiary of Private Company that is a debtor in the Bankruptcy Filings.

On February 6, 2009, the Private Company filed a motion in the Bankruptcy Court requesting approval of the sale of the Private Company’s asphalt related assets.  The Private Company intends to solicit bids and hold an auction on February 23, 2008 for the sale of such assets.  If the auction is successful, a hearing to approve the sale will be conducted on February 26, 2008.  If the auction is not successful, the Private Company intends to immediately reject the Terminalling Agreement and begin liquidating its remaining asphalt inventory and wind down its asphalt business.  If the contract is rejected, there is significant uncertainty as to the Partnership’s revenues related to its asphalt assets and there is substantial risk that the Partnership’s asphalt assets may be idle during 2009 and subsequent years.  Without revenues from its asphalt assets, the Partnership may be unable to meet the covenants, including the minimum liquidity and minimum receipt requirements, under its forbearance agreement with its senior secured lenders pursuant to which such lenders have agreed to forbear from exercising their rights and remedies arising from the Partnership’s events of default under its credit agreement.  Even if the auction is successful, the Partnership may have to negotiate a new terminalling and storage contract with the buyer of the Private Company’s asphalt assets and such agreement may not be on as favorable terms as the Terminalling Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  February 11, 2009                                                     By:  /s/ Alex G. Stallings
                     Alex G. Stallings
                     Chief Accounting Officer